Exhibit 10.2

EXECUTION VERSION

WAIVER AND AMENDMENT NO. 2 TO FINANCING AGREEMENT

WAIVER AND AMENDMENT NO. 2 TO FINANCING AGREEMENT (this "Amendment") is entered into as of September 27, 2023, by and among, inter alios, Spire Global, Inc., a Delaware corporation (the “Administrative Borrower”), each Subsidiary party hereto, the Lenders from time to time party hereto, and Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”) as administrative agent and collateral agent for the Lenders (in such capacities, the "Agent").

WHEREAS, the Administrative Borrower, the Agent and the Lenders are parties to that certain Financing Agreement, dated as of June 13, 2022 (as amended by that certain Amendment No. 1 to Financing Agreement dated as of March 21, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including pursuant to this Amendment, the "Financing Agreement");

WHEREAS, an Event of Default occurred pursuant to Section 9.01(c) of the Financing Agreement arising as a result of the Total ARR Leverage Ratio on July 31, 2023 being greater than the ratio required pursuant to Section 7.03(b) of the Financing Agreement (the “Specified Event of Default”);

WHEREAS, the Administrative Borrower has requested certain amendments to the Financing Agreement; and

WHEREAS, the Administrative Borrower, the Agent and the Lenders party hereto constituting Required Lenders have agreed to amend the Financing Agreement in certain respects as provided herein and subject to the terms and provisions hereof.

NOW THEREFORE, in consideration of the premises, mutual covenants and recitals herein contained, which are a material term to this Amendment, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Defined Terms. Unless otherwise defined herein, capitalized terms used herein (including in the recitals above) shall have the meanings ascribed to such terms in the Financing Agreement.
2.
Waiver and Amendments to Financing Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 of this Amendment and in reliance upon the representations and warranties of the Loan Parties set forth in Section 5 of this Amendment, the Required Lenders hereby waive the Specified Event of Default and the Financing Agreement is hereby amended as follows:
(a)
Section 1.01 of the Financing Agreement is amended by amending and restating the definition of “Applicable Premium” to read in its entirety as follows:

“Applicable Premium” means

(a) as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b), (c) or (d) or (e) of the definition thereof:

(i) during the period from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date (the
“First Period”), an amount equal to the Make-Whole Amount plus an amount equal to 3.00% times the aggregate principal amount of the Term Loan repaid or prepaid on the date of such Applicable Premium Trigger Event;

(ii) during the period after the First Period up to and including the date that is the second anniversary of the Effective Date (the “Second Period”), an amount equal to 2.00% times the aggregate principal amount of the Term Loan repaid or prepaid on the date of such Applicable Premium Trigger Event (it being understood that the Applicable Premium due on September 30, 2023 with respect to the payment required by the first sentence of Section 2.03(b) shall be $50,000);

(iii) during the period after the Second Period up to and including the date that is the third anniversary of the Effective Date, an amount equal to 1.00% times the aggregate principal amount of the Term Loan repaid or prepaid on the date of such Applicable Premium Trigger Event; and

(iv) thereafter, zero;

(b) [reserved]; and

(c) [reserved].”

(b)
Section 1.01 of the Financing Agreement is amended by inserting the following definition of “Second Amendment” in the correct alphabetical order:

“Second Amendment” means that certain Amendment No. 2 to Financing Agreement, dated as of September 27, 2023, by and among the Administrative Borrower, each Subsidiary party thereto, the Lenders party thereto constituting Required Lenders, and the Agent.

(c)
Section 2.03(b) of the Financing Agreement is amended and restated in its entirety as follows:

(b) $2,500,000 of the outstanding principal amount of the Term Loan shall be due and payable on September 30, 2023. The remaining outstanding principal amount of all Term Loans shall be due and payable on the Final Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(d)
Section 2.06(a) of the Financing Agreement is amended and restated in its entirety as follows:

(a) (i) In consideration of the agreements of the Agents and the Lenders under the Second Amendment, in addition to any other fees payable hereunder, the Borrowers agree to pay to the Lenders, on a pro rata basis, an exit fee equal to one and a half percent (1.50%) of the aggregate outstanding principal balance of the Term Loans on the effective date of the Second Amendment (the “Second Amendment Exit Fee”), which Second Amendment Exit Fee shall be fully earned as of the effective date of the Second Amendment, but shall only be payable in full in cash upon the earliest to occur of (x) the termination of this Agreement and the payment in full of all Obligations and, if applicable, the Applicable Premium in accordance with the terms of Section 2.06, (y) an acceleration of the Loans by reason of an Event of Default or as otherwise permitted under this Agreement and the other Loan Documents and (z) the Final Maturity Date and (ii) the Borrowers hereby agree that, from and after the effective date of the Second Amendment, the aggregate amount of the Second Amendment Exit Fee shall accrue interest at a rate per annum equal to the Adjusted Term SOFR for a 3-month Interest Period plus the Applicable Margin, and such interest shall be paid-in-kind and added to the principal balance of the Loans on the last Business Day of each calendar quarter, commencing on the last Business Day of the calendar quarter in which the effective date of the Second Amendment occurs; provided, however, that all Obligations attributable to such capitalized Second Amendment Exit Fee interest shall be disregarded solely for purposes of testing compliance with any covenant or the calculation of any ratio hereunder, including the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.

(e)
Section 7.01(a)(vi) of the Financing Agreement is amended and restated in its entirety as follows:

(vi) (A) not later than five (5) Business Days after the start of each calendar month, (i) a customary liquidity “flash” report setting forth, among other things, the Loan Parties’ cash balances for the immediately preceding calendar month, and (ii) a customary “pipeline” report and (B) commencing with the first calendar month following the effective date of the Second Amendment, a 13-Week Cash Flow (as defined below) to be delivered simultaneously with delivery of the financial statements to be delivered pursuant to Section 7.01(a)(i); provided, that if the Liquidity of the Loan Parties is less than $35,000,000 at any time during a month, then commencing on Wednesday of the immediately following calendar week and for each calendar week thereafter until the Liquidity of the Loan Parties for each day in the immediately preceding calendar week is greater than $35,000,000, then (x) a calculation of the Liquidity of the Loan Parties as of the last day of the immediately preceding calendar week in form and substance satisfactory to the Agents and (y) a 13-week cash flow forecast of the Loan Parties in form and substance satisfactory to the Agents developed in conjunction with Accordion Partners or another financial advisor reasonably satisfactory to the Agents (the “13-Week Cash Flow”); provided, further, that, (a) a comparison of Liquidity against the 13-Week Cash Flow shall be included for any week that a calculation of Liquidity is delivered for a week that is included in the 13-Week Cash Flow and (b) if for any week that a calculation of Liquidity is delivered, the 13-Week Cash Flow is more than 4 weeks old, an updated 13-Week Cash Flow shall also be delivered;

(f)
Section 7.01 of the Financing Agreement is amended by inserting the following new Sections 7.01(s) and (t) at the end thereof:

(s) Board Observation Rights. The Administrative Agent shall be entitled to designate two observers (each, a “Board Observer” and, collectively, the “Board Observers”) each reasonably acceptable to Administrative Borrower to attend all meetings (a “BOD Meeting”) of the Board of Directors of the Administrative Borrower or any of its Subsidiaries (or, in each case, any relevant committees thereof) each solely in the capacity of a non-voting observer and no Board Observer shall be entitled to vote on any matters presented to or discussed by the Board of Directors (or any relevant committee thereof) of the Administrative Borrower or any of its Subsidiaries at any such meetings. The Board Observers shall be timely notified of the time and place of any BOD Meetings and will be given written notice of all proposed actions to be taken by the Board of Directors (or any relevant committee thereof) of the Administrative Borrower and any of its Subsidiaries at such meeting as if each Board Observer were a member thereof. Each Board Observer shall have the right to receive all information provided to the members of the Board of Directors of the Administrative Borrower and any of its Subsidiaries in anticipation of or at such meeting (regular or special and whether telephonic or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the members, and such Board Observer shall keep such materials and information confidential in accordance with Section 12.19 of this Agreement. The Borrowers shall reimburse the Board Observers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with its participation in any such BOD Meeting in accordance with the current Board policy related to reimbursement generally. Notwithstanding the foregoing, with respect to any BOD Meeting or any such materials or information, in the event that the Board of Directors determines in good faith that (i) a conflict of interest exists with any such Board Observer, including in connection with discussions regarding the refinancing of, covenant negotiations with respect to, defaults under or amendment, waiver or forbearance negotiations with respect to, the Loan Documents, (ii) such access or materials involves trade secrets, highly confidential or highly sensitive information of the Parent or any other information subject to confidentiality restrictions that would preclude such observer from access thereto or (iii) the substance of the materials or matters to be discussed during such board meeting requires the preservation of attorney-client privilege, then the Board of Directors reserves the right to exclude such Board Observer from access to, and notice of, such discussions and any materials and information related thereto. The Board Observers shall enter into a customary board observer agreement with the Administrative Borrower, which agreement shall include confidentiality and assignment of inventions provisions.

(g)
Section 7.03(a) of the Financing Agreement is amended and restated in its entirety as follows:
(a)
Leverage Ratio. Permit the Leverage Ratio of the Administrative Borrower and its Subsidiaries as of the last day of any Test Period to be greater than the ratio set forth opposite such date:

Fiscal Month End	Leverage Ratio
June 30, 2024	30.00:1.00

July 31, 2024	30.00:1.00
August 31, 2024	30.00:1.00
September 30, 2024	21.82:1.00
October 31, 2024	21.82:1.00
November 30, 2024	21.82:1.00
December 31, 2024	17.14:1.00
January 31, 2025	17.14:1.00
February 28, 2025	17.14:1.00
March 31, 2025	13.33:1.00
April 30, 2025	13.33:1.00
May 31, 2025	13.33:1.00
June 30, 2025	10.91:1.00
July 31, 2025	10.91:1.00
August 31, 2025	10.91:1.00
September 30, 2025	9.60:1.00
October 31, 2025	9.60:1.00
November 30, 2025	9.60:1.00
December 31, 2025	7.50:1.00
January 31, 2026	7.50:1.00
February 28, 2026	7.50:1.00
March 31, 2026	6.67:1.00
April 30, 2026	6.67:1.00
May 31, 2026	6.67:1.00

(h)
Section 7.03(b) of the Financing Agreement is amended and restated in its entirety as follows:

(b)
Total ARR Leverage Ratio. Permit the Total ARR Leverage Ratio of the Administrative Borrower and its Subsidiaries as of the last day of any Test Period to be greater than the ratio set forth opposite such date:

Fiscal Month End	Total ARR Leverage Ratio
June 30, 2023	1.10:1.00
July 31, 2023	1.25:1.00
August 31, 2023	1.25:1.00
September 30, 2023	1.20:1.00
October 31, 2023	1.20:1.00
November 30, 2023	1.15:1.00
December 31, 2023	1.09:1.00
January 31, 2024	1.09:1.00
February 29, 2024	1.05:1.00
March 31, 2024	1.00:1.00
April 30, 2024	1.00:1.00
May 31, 2024	1.00:1.00

(i)
Section 7.03(c) of the Financing Agreement is amended and restated in its entirety as follows:
(c)
Liquidity. Commencing September 30, 2023, permit Liquidity of the Loan Parties to be less than $30,000,000 at any time.
3.
Continuing Effect; Reaffirmation and Continuation. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Financing Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Financing Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. The Administrative Borrower hereby ratifies, affirms, acknowledges and agrees that as of the date hereof the Financing Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of the Administrative Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Financing Agreement or any other Loan Document. The Administrative Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The

Liens and rights securing payment of the Obligations are hereby ratified and confirmed by the Administrative Borrower in all respects.
4.
Conditions to Effectiveness. The effectiveness of the amendments contained in Section 2 of this Amendment are subject to the prior or concurrent satisfaction of each of the following conditions, each in form and substance acceptable to the Agent:
(a)
The Agent shall have received a copy of this Amendment (including all Exhibits and attachments hereto), in form reasonably satisfactory to the Agent, executed and delivered by the Administrative Borrower, the Agent and the Lenders;
(b)
the representations and warranties set forth in Section 5 of this Amendment shall be true and correct as of the date hereof;
(c)
after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof; and
(d)
the Administrative Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Agent (including reasonable attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith that have been invoiced on or before the date hereof.
5.
Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Administrative Borrower hereby represents and warrants to the Agent and the Lenders on the date hereof that:
(a)
all representations and warranties contained in the Financing Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, after giving effect to this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)
after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing on the date of this Amendment; and
(c)
this Amendment, and the Financing Agreement as modified hereby, constitute legal, valid and binding obligations of the Administrative Borrower and are enforceable against the Administrative Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
6.
[Reserved].

7.
Miscellaneous.
(a)
Expenses. The Administrative Borrower agrees to pay on demand all expenses of the Agent (including, without limitation, the fees and expenses of outside counsel for the Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Financing Agreement as modified hereby.
(b)
Governing Law. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTIONS 12.09, 12.10 AND 12.11 OF THE FINANCING AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
(c)
Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
(d)
Loan Document. The parties hereto acknowledge and agree that this Amendment is a Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

SPIRE GLOBAL, INC.

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: President and Chief Executive Officer

GUARANTORS:

SPIRE GLOBAL SUBSIDIARY, INC.

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: President and Chief Executive Officer
AUSTIN SATELLITE DESIGN, LLC

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 2 (Spire)]

US.359835047.02

COLLATERAL AGENT AND ADMINISTRATIVE AGENT: BLUE TORCH FINANCE LLC

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

LENDERS:

BTC HOLDINGS SC FUND LLC

By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By: Blue Torch Credit Opportunities SC GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda______________

Kevin Genda

Managing Member

BTC HOLDINGS FUND II LLC

By: Blue Torch Credit Opportunities Fund II LP, its sole member
By: Blue Torch Credit Opportunities GP II LLC, its general partner
By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda______________

Kevin Genda

Managing Member

BTC OFFSHORE HOLDINGS FUND II-B LLC

By: Blue Torch Offshore Credit Opportunities Master Fund II LP,

Its Sole Member

By: Blue Torch Offshore Credit Opportunities GP II LLC

Its General Partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda______________

Kevin Genda

Managing Member

[Signature Page to Amendment No. 2 (Spire)]

BTC OFFSHORE HOLDINGS FUND II-C LLC

By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member

By: Blue Torch Offshore Credit Opportunities GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda______________

Kevin Genda

Managing Member

BTC HOLDINGS KRS FUND LLC

By: Blue Torch Credit Opportunities KRS Fund LP, its sole member

By: Blue Torch Credit Opportunities KRS GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda______________

Kevin Genda

Managing Member

BTC HOLDINGS SBAF FUND LLC

By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda______________

Kevin Genda

Managing Member

BLUE TORCH CREDIT OPPORTUNITIES FUND III LP

By: Blue Torch Credit Opportunities GP III LLC, its

general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda______________

Kevin Genda

[Signature Page to Amendment No. 2 (Spire)]

Managing Member

BTC OFFSHORE HOLDINGS FUND III LLC

By: Blue Torch Offshore Credit Opportunities Master Fund III LP, its Sole Member

By: Blue Torch Offshore Credit Opportunities GP III LLC, its General Partner

By: KPG BTC Management LLC, its managing member

By: /s/ Kevin Genda______________

Kevin Genda

Managing Member

[Signature Page to Amendment No. 2 (Spire)]